RECEIVABLES SALE AGREEMENT


                         DATED AS OF SEPTEMBER 20, 2004


                                     between


                            BELL MICROPRODUCTS INC.,
                                 as Originator,


                                       and


                     BELL MICROPRODUCTS FUNDING CORPORATION,
                                    as Buyer



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                                TABLE OF CONTENTS
                                                                            Page
Article I  Amounts and Terms of the Purchase...................................1
    Section 1.1  Initial Contribution of Receivables...........................1
    Section 1.2  Purchase of Receivables.......................................2
    Section 1.3  Payment for the Purchase......................................3
    Section 1.4  Purchase Price Credit Adjustments.............................5
    Section 1.5  Payments and Computations, Etc................................6
    Section 1.6  Transfer of Records...........................................6
    Section 1.7  Characterization..............................................6
Article II  Representations and Warranties.....................................7
    Section 2.1  Representations and Warranties of Originator..................7
Article III  Conditions of Purchase...........................................11
    Section 3.1  Conditions Precedent to Purchase.............................11
    Section 3.2  Conditions Precedent to Subsequent Payments..................11
Article IV  Covenants.........................................................12
    Section 4.1  Affirmative Covenants of Originator..........................12
    Section 4.2  Negative Covenants of Originator.............................16
Article V  Termination Events.................................................18
    Section 5.1  Termination Events...........................................18
    Section 5.2  Remedies.....................................................20
Article VI  Indemnification...................................................20
    Section 6.1  Indemnities by Originator....................................20
    Section 6.2  Other Costs and Expenses.....................................21
Article VII  Miscellaneous....................................................21
    Section 7.1  Waivers and Amendments.......................................21
    Section 7.2  Notices......................................................21
    Section 7.3  Protection of Ownership Interests of Buyer...................22
    Section 7.4  Confidentiality..............................................22
    Section 7.5  Bankruptcy Petition..........................................23
    Section 7.6  Limitation of Liability......................................24
    Section 7.7  CHOICE OF LAW................................................24
    Section 7.8  CONSENT TO JURISDICTION......................................24
    Section 7.9  WAIVER OF JURY TRIAL.........................................24
    Section 7.10  Integration; Binding Effect; Survival of Terms..............25
    Section 7.11  Counterparts; Severability; Section References..............25


                                       i


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Exhibits

Exhibit I         Definitions

Exhibit II        Jurisdiction  of  Organization,  Principal  Place of Business;
                  Chief  Executive  Office;   Location(s)  of  Records;  Federal
                  Employer Identification Number; Other Names

Exhibit III       Names of Collection Banks; Lock-Boxes; Collection Accounts;

Exhibit IV        Form of Compliance Certificate

Exhibit V         Copy of Credit and Collection Policy

Exhibit VI        Form of Subordinated Note

Exhibit VII       Form of Daily Purchase Report

Exhibit VIII      Form of Periodic Purchase Report


Schedules

Schedule A        Closing Documents

                           RECEIVABLES SALE AGREEMENT


           THIS RECEIVABLES SALE AGREEMENT (this "Agreement"), dated as of September 20, 2004, is by and between BELL MICROPRODUCTS INC., a California corporation ("Originator"), and BELL MICROPRODUCTS FUNDING CORPORATION, a Delaware corporation, together with its successors and assigns hereunder
("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Credit Agreement).

                             PRELIMINARY STATEMENTS

           Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell, assign, convey, contribute and otherwise transfer to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

           Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits and risks of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

           Following the purchase of Receivables from Originator, Buyer will obtain loans secured by the Receivables, the associated Related Security and Collections pursuant to that certain Credit and Security Agreement dated as of September 20, 2004 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Credit Agreement") among Buyer, Originator, as initial Servicer, Blue Ridge Asset Funding Corporation ("Blue Ridge"), and Wachovia Bank, National Association (in such capacity, the "Agent").

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        AMOUNTS AND TERMS OF THE PURCHASE

           SECTION 1.1 INITIAL CONTRIBUTION OF RECEIVABLES.

           On the date hereof, Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Originator, Receivables originated by Originator and existing as of the close of business on the Business Day immediately prior to the date hereof (the "Initial Cutoff Date") having an aggregate Outstanding Balance of $____________ (the "Initial Contributed Receivables"), together with all Related Security relating thereto and all Collections thereof.

           SECTION 1.2 PURCHASE OF RECEIVABLES.

           (a) Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to and all control over all Receivables existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator's right, title and interest in and to all Receivables existing as of the Initial Cutoff Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

           (b) On each Daily Reporting Date, Originator shall (or shall require the Servicer to) deliver to Buyer and to Agent a report substantially in the form of Exhibit VII hereto (each such report being herein called a "Daily Purchase Report") with respect to the Receivables sold or contributed by Originator to Buyer during the related Daily Reporting Period.

           (c) On each Periodic Reporting Date, Originator shall (or shall require the Servicer to) deliver to Buyer and to Agent a report in substantially the form of Exhibit VIII hereto (each such report being herein called a "Periodic Purchase Report") with respect to the Receivables sold or contributed by Originator to Buyer during the Calculation Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

           (d) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale or contribution , which sale or contribution, as the case may be, is absolute and irrevocable and provides Buyer with the full benefits and risks of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, the transfer of Receivables hereunder is made without recourse to Originator; provided, however, that (i) Originator shall be liable for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale and/or contribution of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely transferred to Buyer. Upon the request of Buyer


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


or the Agent (as Buyer's assignee), Originator will execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

           SECTION 1.3 PAYMENT FOR THE PURCHASE.

           (a) The Purchase Price for the Purchase of Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:

                      (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with proceeds of Loans received by the Buyer under the Credit Agreement; provided that a portion of such funds shall be offset by amounts owed by Originator to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and

                      (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding to Originator) that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

           (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Daily Reporting Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.3(e) and in the following manner:

                     first, by delivery of immediately available funds, to the extent of funds available to Buyer from proceeds of Loans received by the Buyer under the Credit Agreement or other cash on hand (solely to the extent that such monies do not constitute Collections that are required to be segregated and held by the Servicer pursuant to the Agreement);



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


                     second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and

                     third, unless Originator or Buyer has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

           Subject to the limitations set forth in Section 1.3(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Credit Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Secured Parties.

           (c) On each Settlement Date, following receipt by the Buyer and the Agent of the related Periodic Purchase Report, the following adjustments shall be made based upon the calculations set forth in the related Periodic Purchase Report (including the reconciliations):

                      (i) Buyer shall pay the difference, if any, between (1) the aggregate amount paid with respect to Purchase Price on the Daily Reporting Dates during the related Calculation Period; and (2) the Purchase Price amount calculated on such Settlement Date in accordance with Section 1.3(e) and in the following manner:

                               first,  by  delivery  of  immediately   available
                     funds, to the extent of funds available to Buyer from proceeds of Loans received by the Buyer under the Credit Agreement or other cash on hand (solely to the extent that such monies do not constitute Collections that are required to be segregated and held by the Servicer pursuant to the Agreement); and

                               second,  unless  Originator or Buyer has declared
                     the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price; and

                      (ii) to the extent  that the  aggregate  amount  paid with respect to Purchase Price on the Daily Reporting Dates during the related Calculation Period exceeds the Purchase Price amount calculated on such Settlement Date, the Originator shall pay such amount to Buyer in immediately available funds on such Settlement Date.

           (d) From and after the Termination Date, Originator shall not be obligated to: (i) sell Receivables to Buyer or (ii) contribute Receivables to Buyer's capital pursuant to clause third of Section 1.3(b).

           (e) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on the respective Daily Reporting Date based on the information contained in the Daily Purchase Report delivered by Originator for the related Daily Reporting Period.

           SECTION 1.4 PURCHASE PRICE CREDIT ADJUSTMENTS.

           If: (a) on any day, the Outstanding Balance of a Receivable is:

                      (i) reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by Originator (in its capacity as Originator or as Servicer) or any Affiliate thereof, or as a result of any tariff or other governmental action, or

                      (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                      (iii) reduced on account of the obligation of Originator (in its capacity as Originator or as Servicer) or any Affiliate thereof to pay the related Obligor any rebate or refund, or

           (b) on the date of acquisition by Buyer, the Outstanding Balance of a Receivable is less than the amount included in the calculations of the Purchase Price in any Daily Purchase Report or Periodic Purchase Report, or

           (c) any of the representations and warranties set forth in Section 2.1(g), Section 2.1(i), Section 2.1(j), Section 2.1(r), Section 2.1(s), Section 2.1(t) and Section 2.1(u) are not true when made or deemed made with respect to any Receivable, then, in any such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the amount of the applicable reduction or cancellation or, with respect to any breach of a representation described in clause (c) above, in an amount equal to the aggregate Outstanding Balance of all affected Receivables. Each Daily Purchase Report shall include a calculation of the Purchase Price Credit during the applicable Daily Reporting Period. The Purchase Price to be paid to the Originator for the Receivables generated by the Originator during a Daily Reporting Period for which such Daily Purchase Report is delivered shall be decreased by the amount of such Purchase Price Credit; provided, however, that if the aggregate Purchase Price Credits for any Daily Reporting Period exceeds the aggregate Outstanding Balance of Receivables generated during such Daily Reporting Period, then the amount of the excess Purchase Price Credit shall be applied to the Purchase Price on the next Daily Reporting Date, provided, further, however, that no such excess shall be carried forward for more than five (5) Daily Reporting Periods and in no event shall any such excess be carried forward to any Daily Reporting Period that occurs in a Settlement Period that begins after the Settlement Period in which the related Purchase Price Credit arose. Any Purchase Price Credit that is not applied to reduce the Purchase Price of Receivables shall be paid by Originator to Buyer in immediately available funds not later than the Settlement Date related to the Settlement Period in which such Purchase Price Credit arose; provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.


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


           SECTION 1.5 PAYMENTS AND COMPUTATIONS, ETC.

           All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

           SECTION 1.6 TRANSFER OF RECORDS.

           (a) In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of all of the Buyer's obligations under the Credit Agreement.

           (b) Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer has an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

           SECTION 1.7 CHARACTERIZATION.

           If, notwithstanding the intention of the parties expressed in Section 1.2(d), any sale or contribution by Originator to Buyer of Receivables shall not be characterized as a sale or contribution or such sale or contribution, as the case may be, shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale and absolute assignment thereof, Originator hereby grants to Buyer a security interest in all of Originator's right, title and interest in, to and


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under all  Receivables now existing and hereafter  arising,  all Collections and
Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing (collectively, the "Originator Collateral") to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of Originator hereunder, which security interest shall be, and Originator shall take such action as may be necessary or appropriate to ensure that such security interest is, duly perfected and prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

           SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF ORIGINATOR.

           Originator hereby represents and warrants to Buyer on the date hereof, on the date of each Purchase and on each date that any Receivable comes into existence that:

           (a) Existence and Power. It is duly organized, validly existing and in good standing under the laws of the State of California. It is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to do so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

           (b) Power and Authority; Due Authorization, Execution and Delivery. Its execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, its use of the proceeds of the Purchase made hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by it.

           (c) No Conflict. Its execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, releases or waivers of which have not been obtained, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.


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


           (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

           (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of its knowledge, threatened, against or affecting it, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body.

           (f) Binding Effect. This Agreement and each other Transaction Document to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (g) Accuracy of Information. All information, certificates and statements heretofore furnished by it or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information, certificates and statements hereafter furnished by it or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

           (h) No Violation. No part of any Purchase Price payment hereunder will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulation U or X of said Board of Governors. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of extending credit for the purpose of purchasing or carrying any such "margin stock".

           (i) Good Title. Immediately prior to each Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cutoff Date, it owns and has good and marketable title to the Originator Collateral, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Originator Collateral.

           (j) Perfection.

                      (i) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Originator Collateral in favor of Buyer, which security interest is prior to all other Liens and is enforceable as such as against creditors and purchasers from Originator.

                      (ii) All actions necessary under the UCC (or any comparable law) of all appropriate jurisdictions have been taken, including, without limitation, all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect (A) its ownership interest in each Receivable, its Collections and the Related Security and (B) the Buyer's security interest in the Originator Collateral.

                      (iii) Other than the security interest granted to Buyer pursuant to this Agreement, Originator has not pledged, assigned, sold, granted a security interest in (except, with respect to any Originator Collateral transferred on the Closing Date, security interests that have been released on or prior to the Closing Date), or otherwise conveyed any of the Originator Collateral.

                      (iv) Originator's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

                      (v) No effective financing statement or other instrument similar in effect covering any of the Originator Collateral is on file in any recording office except such as may be filed (1) in favor of Originator in accordance with the Contracts, (2) in favor of Buyer in accordance with this Agreement or (3) in favor of the Agent in accordance with the Credit Agreement or in connection with any Lien arising solely as the result of any action taken by the Agent (or any assignee thereof).

                      (vi) Each Receivable constitutes an "account" or "chattel paper" within the meaning of the UCC.

           (k) Places of Business and Locations of Records. Its principal places of business and chief executive office and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II attached hereto or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Its Federal Employer Identification Number is correctly set forth on Exhibit II attached hereto.

           (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of its Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III attached hereto. It has not granted any Person, other than Buyer (and its assigns), as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

           (m) Material Adverse Effect. Since June 30, 2004, no event has occurred that would have a Material Adverse Effect.

           (n) Names. The name in which it has executed this Agreement is identical to its name as indicated on the public record of its jurisdiction of organization which shows it to have been organized. In the past five (5) years, it has not used any organizational names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II attached hereto.

           (o) Ownership of Buyer. It owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

           (p) Not a Holding Company or an Investment Company. It is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

           (q) Compliance with Law. It is in compliance in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, if applicable), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

           (r) Compliance with Credit and Collection Policy. It has complied with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

           (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by it constitutes reasonably equivalent value in consideration therefor. No transfer by it of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

           (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (u) Eligible Receivables. Each Receivable reflected in any Periodic Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

           (v) Accounting. The manner in which it accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

           (w) Returned Goods. It can identify at all times inventory that constitutes goods that have been returned by, or repossessed, from Obligors ("Returned Goods") from all other inventory and it physically segregates, at all times, Returned Goods from all other inventory.


                                  ARTICLE III

                             CONDITIONS OF PURCHASE

           SECTION 3.1 CONDITIONS PRECEDENT TO PURCHASE.

           The  Purchase  under this  Agreement  is  subject  to the  conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the Closing Date those documents listed on Schedule A attached hereto and (c) all of the conditions to the effectiveness of the Credit Agreement shall have been satisfied or waived in accordance with the terms thereof.

           SECTION 3.2 CONDITIONS PRECEDENT TO SUBSEQUENT PAYMENTS.

           Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Credit Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

                      (i)  the  representations  and  warranties  set  forth  in
           Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

                      (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer on the date such Receivable came into existence, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied. The failure of Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

                                   ARTICLE IV

                                    COVENANTS

           SECTION 4.1 AFFIRMATIVE COVENANTS OF ORIGINATOR.

           Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants, as to itself, as set forth below:

           (a) Financial Reporting. It will (I) maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, in which system true and complete entries shall be made of all dealings or transactions of or in relation to the Receivables and the businesses of it and its Subsidiaries and (II) furnish or cause to be furnished to Buyer (with copies to the Agent):

                      (i) Annual  Reporting.  Within  ninety (90) days after the close of each of its respective fiscal years, its audited consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year prepared in accordance with GAAP together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Originator and reasonably acceptable to Buyer and Agent, that such audited financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Originator and its Subsidiaries as of the end of and for the fiscal year then ended.

                      (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three (3) quarterly periods of each of its respective fiscal years, its unaudited consolidated balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for it for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                      (iii)  Monthly  Reporting.  Within  thirty-five  (35) days after the end of each fiscal month, the monthly unaudited consolidated and consolidating financial statements of Originator (including in each case balance sheets, statements of income and loss, and statements of depreciation and amortization, capital expenditures and debt reduction), all in reasonable detail, fairly presenting the financial position and the results of the operations of Originator and its Subsidiaries as of the end of and through such fiscal month, subject to normal year-end adjustments, together with a schedule in form reasonably satisfactory to Buyer and the Agent of the calculations used in determining, as of the end of such month, whether a Termination Event has occurred under Section 5.1(l).

                      (iv) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV attached hereto, signed by its Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                      (v) Shareholders Statements and Reports. Promptly upon the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

                      (vi) S.E.C. Filings. Promptly upon the filing thereof, notify Buyer and the Agent of the filing of all registration statements and annual, quarterly, monthly or other regular reports which it or any of its Subsidiaries files with the Securities and Exchange Commission.

                      (vii) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Blue Ridge, copies of the same.

                      (viii) Change in Credit and  Collection  Policy.  At least thirty (30) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's (and the Agent's, as Buyer's assignee) consent thereto.

                      (ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of it as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

           (b) Notices. It will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                      (i) Termination  Events or Unmatured  Termination  Events.
           The  occurrence  of  each   Termination   Event  and  each  Unmatured
           Termination Event, by a statement of its Authorized Officer.

                      (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against it or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against it and its Subsidiaries exceeds $1,000,000 after deducting
           (1) the amount with respect to which it or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (2) the amount for which it or any such Subsidiary is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to Buyer (or its assigns), and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against it which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                      (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                      (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which it is a debtor or an obligor.

                      (v) ERISA Events. The occurrence of any ERISA Event.

           (c) Compliance with Laws and Preservation of Existence. It will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. It will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

           (d) Audits. It will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. It will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at its sole cost, permit Buyer (or its assigns) or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees having knowledge of such matters.

           (e) Keeping and Marking of Records and Books.

                      (i) It will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). It will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                      (ii) It will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the security interests of the Agent (on behalf of the Secured Parties) under the Credit Agreement and (B) upon the request of Buyer (or its assigns): (1) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the security interests of the Agent (on behalf of the Secured Parties) and (2) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

           (f) Compliance with Contracts and Credit and Collection Policy. It will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply with the Credit and Collection Policy in regard to each Receivable and the related Contract.

           (g) Ownership. It will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables and the Collections and (B) all of its right, title and interest in and to the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's security interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the security interest of Buyer as Buyer (or its assigns) may reasonably request). If a third party, including a potential buyer of or lender against, the Receivables inquires, Originator will promptly indicate that the Receivables have been sold to Buyer and Originator will not claim an interest therein.

           (h) Secured Parties' Reliance. It acknowledges that the Agent and the Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon Buyer's identity as a legal entity that is separate from it and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of it or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, it (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables or other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in Section 7.1(i) of the Credit Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

           (i) Collections. It will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to it or any of its Affiliates, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. It will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Credit Agreement.

           (j) Taxes. It will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. It will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

           (k) Receivables Reports. It will provide to Buyer, with a copies to Agent and Servicer, notice of: (i) any material delay in Originator's performance of any of its obligations to any Obligor or the assertion of any material claims, offsets, defenses or counterclaims by any Obligor, or any material disputes with Obligors, or any material settlement, adjustment or compromise thereof, (ii) all material adverse information known to Originator relating to the financial condition of any Obligor and (iii) any event or circumstance which, to Originator's knowledge, would be reasonably likely to cause Agent to consider any then existing Receivable as no longer constituting an Eligible Receivable. No credit, discount, allowance or extension, or agreement with respect to any credit, discount, allowance or extension, shall be granted by Originator to any Obligor.

           (l) Returned Goods. It will at all times (i) maintain systems and procedures whereby all Returned Goods are at all times identified on their face as Returned Goods and do not constitute inventory of the Originator or any of its Affiliates (other than the Buyer), (ii) maintain an area for the storage of all Returned Goods that is physically separated from the area in which its inventory and/or the inventory of any of its Affiliates (other than the Buyer) is located, in which separated area only Returned Goods are stored or located and no other inventory shall at any time be stored or located and (iii) physically segregate all Returned Goods from all other its inventory and the inventory of all of its Affiliates (other than the Buyer).

           SECTION 4.2 NEGATIVE COVENANTS OF ORIGINATOR.

           Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

           (a) Change in Name, Jurisdiction of Organization, Offices and Records. It will not change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC) in such jurisdiction, (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation and (C) caused an opinion of counsel acceptable to Buyer and its assigns to be delivered to Buyer and its assigns not later than the effective date of such change, to the effect that Buyer's security interest is perfected and of first priority, such opinion to be in form and substance acceptable to Buyer and its assigns in their sole discretion.

           (b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

           (c) Modifications to Contracts and Credit and Collection Policy. Except in accordance with Section 4.1(a)(vii), it will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Credit Agreement, it will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

           (d) Sales, Liens. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of Buyer provided for herein), and it will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it. It shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable; provided, however that this restriction shall not prevent the Originator from granting and maintaining any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory pursuant to
(i) the Current Loan Agreement for so long at the Intercreditor Agreement shall be a legal, valid, binding and enforceable obligation of the parties thereto or
(ii) the Securities Purchase Agreement dated July 6, 2000 between the Company and The Retirement Systems of Alabama for so long as the Acknowledgment and Release, dated July 21, 2004, executed by The Retirement Systems of Alabama shall be a legal, valid, binding and enforceable obligation of The Retirement Systems of Alabama and shall operate to release the lien of The Retirement Systems of Alabama on the Receivables.

           (e) Accounting for Purchase. It will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale or contribution and absolute assignment of the Receivables and the Related Security and Collections by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution and absolute assignment of the Receivables and the Related Security by it to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V

                               TERMINATION EVENTS

           SECTION 5.1 TERMINATION EVENTS.

           The occurrence of any one or more of the following events shall constitute a termination event (each, a "Termination Event"):

           (a) Originator shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a)) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive Business Days.

           (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

           (c) Failure of Originator to pay when due any Indebtedness with a principal amount in excess of $1,000,000 and such failure continues beyond any applicable grace or cure period (other than any default that is the subject of a Notice of Default as described in Section 5.1(m)); or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed beyond any applicable grace or cure period (other than any default that is the subject of a Notice of Default as described in Section 5.1(m)), the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

           (d) Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors.

           (e) An Event of Bankruptcy shall occur with respect to Originator or any of its Subsidiaries.

           (f) A Change of Control shall occur.

           (g) One or more final judgments for the payment of money in an amount in excess of $1,000,000 in any one case or in excess of $3,000,000 in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

           (h) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables and Related Security and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables and Related Security.

           (i) Any Plan of Originator or any of its respective ERISA Affiliates:

                      (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
           Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                      (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                      (iii) shall require Originator or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                      (iv) results in a liability to Originator or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

           and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

           (j) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Originator under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000;
(i) the aggregate amount of Unfunded-Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (ii) Originator or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

           (k) Congress Financial Corporation (Western), any of its Affiliates or assignees shall deliver to the Agent written notice stating that the Originator has sold inventory outside the ordinary course of business in violation of Section 9.7 of the Originator's Current Loan Agreement.

           (l) The Originator shall at any time fail to maintain a Consolidated Net Worth of at least the Minimum Net Worth.

           (m) The Agent shall receive a Notice of Default pursuant to the terms of the Intercreditor Agreement.

           SECTION 5.2 REMEDIES.

           Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(e), Section 5.1 (k) or Section 5.1(m) of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI

                                 INDEMNIFICATION

           SECTION 6.1 INDEMNITIES BY ORIGINATOR.

           Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

           (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

           (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or similar legal restriction, prohibition or inability on the part of the Obligor to pay; or

           (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement.

           SECTION 6.2 OTHER COSTS AND EXPENSES.

           Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                  ARTICLE VII

                                  MISCELLANEOUS

           SECTION 7.1 WAIVERS AND AMENDMENTS.

           (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

           (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator, Buyer and Agent and, to the extent required under the Credit Agreement, the Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

           SECTION 7.2 NOTICES.

           All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or
(c) if given by any other means,  when received at the address specified in this
Section 7.2.

           SECTION 7.3 PROTECTION OF OWNERSHIP INTERESTS OF BUYER.

           (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

           (b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(s)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

           (c) (i) Originator hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (ii) Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent (as Buyer's assignee), consenting to the form and substance of such filing or recording document, and (iii) Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent (as Buyer's assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Agent (as Buyer's assign).

           SECTION 7.4 CONFIDENTIALITY.

           (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

           (b) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Liquidity Banks or Blue Ridge by each other,
(ii) by Buyer, the Agent, the Liquidity Banks or Blue Ridge to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, Blue Ridge, the Liquidity Banks and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

           (c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent, Blue Ridge and the Liquidity Banks, (ii) to any prospective or actual assignee or participant of the Agent, Blue Ridge or the Liquidity Banks who execute a confidentiality agreement for the benefit of Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

           SECTION 7.5 BANKRUPTCY PETITION.

           (a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

           (b) Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Obligations of Buyer under the Credit Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

           SECTION 7.6 LIMITATION OF LIABILITY.

           Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by Originator or any other Person against Blue Ridge, the Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

           SECTION 7.7 CHOICE OF LAW.

           THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (AND NOT THE LAW OF CONFLICTS, OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

           SECTION 7.8 CONSENT TO JURISDICTION.

           ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER
JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

           SECTION 7.9 WAIVER OF JURY TRIAL.

           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

           SECTION 7.10 INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

           (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

           (b) This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Credit Agreement, may assign to the Agent, for the benefit of the Secured Parties, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit Agreement. Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Credit Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

           SECTION 7.11 COUNTERPARTS; SEVERABILITY; SECTION REFERENCES.

           This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                    BELL MICROPRODUCTS INC.

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________

                                    Address: 1941 Ringwood Avenue
                                             San Jose, California  95131
                                             Attention: Chief Financial Officer
                                             Telephone: (408) 451-9400
                                             Fax:       (408) 451-1632



                                    BELL MICROPRODUCTS FUNDING CORPORATION

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________

                                    Address:  1941 Ringwood Avenue
                                              Suite A
                                              San Jose, California  95131
                                              Attention: Chief Financial Officer
                                              Telephone: (408) 467-2735
                                              Fax:       (408) 467-2735

                                    Exhibit I

                                   Definitions


           This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Credit Agreement (hereinafter defined).

Agent:  As defined in the Preliminary Statements to the Agreement.

Agreement: The Receivables Sale Agreement, dated as of September 20, 2004, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

Blue Ridge:  As defined in the Preliminary Statements to the Agreement.

Buyer:  As defined in the Preamble to the Agreement.

Credit Agreement: The meaning set forth in the Preliminary Statements to the Agreement.

Credit and Collection Policy: Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V hereto, as modified from time to time in accordance with the Agreement.

Current Loan Agreement: The Loan and Security Agreement as in effect on the date hereof, as amended by the first amendment thereto (dated December 31, 2002), the second amendment thereto (dated October 9, 2003) and the third amendment thereto (dated September 20, 2004) and by any other amendment thereto consented to in writing by the Agent from time to time.

Daily Purchase Report:  As defined in Section 1.2(b).

Daily Reporting Date: The Business Day following each day on which any Receivable comes into existence; the Initial Reporting Date shall be the Business Day following the first day after the Closing Date on which any Receivable arises.

Daily Reporting Period: The period from the immediately preceding Daily Reporting Date until close of business on the next date on which any Receivable comes into existence.

Default Fee: A per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

Discount Factor: A percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may


                                  Exhibit I-1
agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

ERISA Event: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Originator or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Originator or any ERISA Affiliate.

Initial Contributed Receivables:  As defined in Section 1.1.

Initial Cutoff Date:  As defined in Section 1.1.

Minimum Net Worth: At any time, an amount equal to $107,500,000, which amount shall be increased by $1 for each $1 the Originator distributes to Persons other than a Borrower (as defined in the Current Loan Agreement) pursuant to Sections 9.10(m) or 9.11(d) of the Current Loan Agreement , from the net proceeds received from the sale of Capital Stock (as defined in the Current Loan Agreement) made pursuant to Section 9.7(b)(iv) of the Current Loan Agreement.

Multiemployer Plan: A "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

Net Worth: As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Principal outstanding at such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

Organizational Documents: For any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.


                                  Exhibit I-2

Original Balance: With respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

Originator:  As defined in the preamble to the Agreement.

Originator Collateral:  As defined in Section 1.7.

Periodic Purchase Report:  As defined in Section 1.2(c).

Purchase: The purchase pursuant to Section 1.2(a) of the Agreement by Buyer from Originator of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

Purchase Price: With respect to the Purchase, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (A) the Outstanding Balance of such Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

Purchase Price Credit:  As defined in Section 1.4.

Receivable: All indebtedness and other obligations owed to Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which Originator or Buyer has a security interest or other interest, in each case arising in connection with the sale of goods or the rendering of services by Originator, including, without limitation, any such indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

Related Security:  With respect to any Receivable:

                     (i) inventory and goods (including Returned Goods), if any, the sale, financing or lease of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,


                                  Exhibit I-3

                     (ii) all other  security  interests  or liens and  property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                     (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                     (iv)  all  service   contracts  and  other   contracts  and
           agreements associated with such Receivable,

                     (v) all Records related to such Receivable,

                     (vi) all of Originator's right, title and interest in each Lock-Box and each Collection Account, and

                     (vii) all proceeds of any of the foregoing.

Reportable Event: Any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

Required Capital Amount: As of any date of determination, an amount equal to the greater of (i) 3% of the Borrowing Limit under the Credit Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Periodic Report received from the Servicer under the Credit Agreement, and (B) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Periodic Report received from the Servicer under the Credit Agreement.

Returned Goods:  As defined in Section 2.1(w) of the Agreement.

Subordinated Loan:  As defined in Section 1.3(a)(ii) of the Agreement.

Subordinated Note: A promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Termination Date: The earliest to occur of (i) the Facility Termination Date (as defined in the Credit Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(e), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is ten
(10) Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

Termination Event:  As defined in Section 5.1 of the Agreement.


                                  Exhibit I-4

Unmatured Termination Event: An event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.


                                  Exhibit I-5

                                   Exhibit II

   Jurisdiction of Organization, Places of Business; Chief Executive Office; Locations of Records; Federal Employer Identification Number(s); Other Names



Jurisdiction of Organization:   California
Places of Business:             1941 Ringwood Avenue, San Jose, California 95131
Chief Executive Office:         1941 Ringwood Avenue, San Jose, California 95131
Locations of Records:           1941 Ringwood Avenue, San Jose, California 95131
Federal Employer
  Identification Number:        94-3057566
Legal, Trade and
  Assumed Names:                None


                                  Exhibit II-1

                                   Exhibit III

                Lock-Boxes; Collection Accounts; Collection Banks


- ---------------------------------------------------- -------------------------------------------------------------------
                     Lock-Box                                            Related Collection Account
- ---------------------------------------------------- -------------------------------------------------------------------
File 57266                                           NAME OF CURRENT ACCOUNT HOLDER:
Los Angeles, CA  90074-7266                          Bell Microproducts Funding Corporation
                                                     ACCOUNT NUMBER: 14594-03034
                                                                     Bank of America, N.A.
                                                     ABA NUMBER: 121000358
                                                     CONTACT PERSON:  Sarah Singh
                                                     CONTACT'S TEL:  (714)850-6536
                                                     CONTACT'S FAX:  (714)850-6586
- ---------------------------------------------------- -------------------------------------------------------------------
12778 Collections Center Drive                       NAME OF CURRENT ACCOUNT HOLDER:
Chicago, IL 60693                                    Bell Microproducts Funding Corporation
                                                     ACCOUNT NUMBER: 14594-03034
                                                                     Bank of America, N.A.
                                                     ABA NUMBER: 121000358
                                                     CONTACT PERSON:  Sarah Singh
                                                     CONTACT'S TEL:  (714)850-6536
                                                     CONTACT'S FAX:  (714)850-6586
- ---------------------------------------------------- -------------------------------------------------------------------


                                 Exhibit III -1

                                   Exhibit IV

                         Form of Compliance Certificate



To:        Wachovia Bank, National Association, as Agent

           This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of September 20, 2004, between BELL MICROPRODUCTS INC. ("Originator") and BELL MICROPRODUCTS FUNDING CORPORATION (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

           THE UNDERSIGNED HEREBY CERTIFIES THAT:

           1. I am the duly elected ______________ of Originator.

           2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

           3. The financial statements attached hereto as Exhibit A fairly present the financial condition and results of the Originator in accordance with GAAP consistently applied[, SUBJECT TO NORMAL YEAR-END ADJUSTMENTS].

           4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, EXCEPT AS SET FORTH IN PARAGRAPH 6 BELOW].

           5.  Schedule  I  attached   hereto  sets  forth  financial  data  and
computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

           [6. DESCRIBED BELOW ARE THE EXCEPTIONS, IF ANY, TO PARAGRAPH 4 BY LISTING, IN DETAIL, THE NATURE OF THE CONDITION OR EVENT, THE PERIOD DURING WHICH IT HAS EXISTED AND THE ACTION WHICH ORIGINATOR HAS TAKEN, IS TAKING, OR PROPOSES TO TAKE WITH RESPECT TO EACH SUCH CONDITION OR EVENT:
_______________________________].


                                 Exhibit IV - 1

           The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 200_.



                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                 Exhibit IV - 2

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


           A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

           This schedule relates to the month ended: _______________



                                 Exhibit IV - 3

                                    Exhibit V

                          Credit and Collection Policy



                                  [attach copy]



                                  Exhibit V - 1

                                   Exhibit VI

                            Form of Subordinated Note


                                SUBORDINATED NOTE

                                                              September 20, 2004

           1. Note. FOR VALUE RECEIVED, the undersigned, BELL MICROPRODUCTS FUNDING CORPORATION, a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of BELL MICROPRODUCTS, INC., a California corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to SPV all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement, dated as of September 20, 2004 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

           2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter ("LIBOR"); provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note.

           3. Principal Payments. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.


                                  Exhibit VI-1

           4. Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Credit Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (i) the unpaid Obligations of Buyer under the Credit Agreement, plus (ii) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Agent or any Lender under that certain Credit and Security Agreement dated as of September 20, 2004 by and among SPV, Bell Microproducts Inc., as initial Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank, National Association, as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Secured Parties and/or any of their respective assignees (collectively, the "Senior Claimants") under the Credit Agreement. Until the date on which the "Aggregate Principal Amount" outstanding under the Credit Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(e) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

           5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(e) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Senior Claim (including "Interest" as defined and as accruing under the Credit Agreement after the commencement of any such proceeding, whether or not any or all of such Interest is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.


                                  Exhibit VI-2

           6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Secured Parties.

           7. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

           8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

           9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be null and void ab initio.

                                         BELL MICROPRODUCTS FUNDING CORPORATION

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                  Exhibit VI-3

                                    Schedule
                                       to
                                SUBORDINATED NOTE


                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

- -----------------------------------------------------------------------------------------------------------------------------
                 AMOUNT OF                                                  UNPAID
                 SUBORDINATED                 AMOUNT OF PRINCIPAL           PRINCIPAL             NOTATION MADE BY
DATE             LOAN                         PAID                          BALANCE               (INITIALS)
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------


                                  Exhibit VI-4

                                                            Exhibit VII

DAILY PERIODIC REPORT
           input

Sub note balance (beginning of month)
      15,541,000.00
Equirt amount (beginning of the month)
      10,617,000.00


            AMOUNT OWED TO BELL US                                       GROSS PURCHASE                     NET PURCHASE PRICE
DAY         PAYABLE                    NEWLY CREATED AR   PP DISCOUNT    PRICE             DAILY CREDITS    PAYABLE
- ---------   ----------------------     ----------------   -----------    ---------------   --------------   ------------------
 9/1/2004                     0.00                              3.50%             0.00                                    0.00
 9/2/2004                     0.00                              3.50%             0.00                                    0.00
 9/3/2004                     0.00                              3.50%             0.00                                    0.00
 9/4/2004                     0.00                              3.50%             0.00                                    0.00
 9/5/2004                     0.00                              3.50%             0.00                                    0.00
 9/6/2004                     0.00                              3.50%             0.00                                    0.00
 9/7/2004                     0.00                              3.50%             0.00                                    0.00
 9/8/2004                     0.00                              3.50%             0.00                                    0.00
 9/9/2004                     0.00                              3.50%             0.00                                    0.00
9/10/2004                     0.00                              3.50%             0.00                                    0.00
9/11/2004                     0.00                              3.50%             0.00                                    0.00
9/12/2004                     0.00                              3.50%             0.00                                    0.00
9/13/2004                     0.00                              3.50%             0.00                                    0.00
9/14/2004                     0.00                              3.50%             0.00                                    0.00
9/15/2004                     0.00                              3.50%             0.00                                    0.00
9/16/2004                     0.00                              3.50%             0.00                                    0.00
9/17/2004                     0.00                              3.50%             0.00                                    0.00
9/18/2004                     0.00                              3.50%             0.00                                    0.00
9/19/2004                     0.00                              3.50%             0.00                                    0.00
9/20/2004                     0.00                              3.50%             0.00                                    0.00
9/21/2004                     0.00                              3.50%             0.00                                    0.00
9/22/2004                     0.00                              3.50%             0.00                                    0.00
9/23/2004                     0.00                              3.50%             0.00                                    0.00
9/24/2004                     0.00                              3.50%             0.00                                    0.00
9/25/2004                     0.00                              3.50%             0.00                                    0.00
9/26/2004                     0.00                              3.50%             0.00                                    0.00
9/27/2004                     0.00                              3.50%             0.00                                    0.00
9/28/2004                     0.00                              3.50%             0.00                                    0.00
9/29/2004                     0.00                              3.50%             0.00                                    0.00
9/30/2004                     0.00                              3.50%             0.00                                    0.00


                                                      Exhibit VII (CONTINUED)

                                   CASH PURCHASE     INCREASE        DECREASE     AMOUNT OWED
DAY        TRANSFER TO BELL US     PRICE PAID        IN SUBNOTE     IN SUBNOTE    TO BELL US      SUB NOTE BALANCE
- ---------  -------------------     -------------     ----------     ----------    -----------     ----------------
 9/1/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/2/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/3/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/4/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/5/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/6/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/7/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/8/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
 9/9/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/10/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/11/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/12/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/13/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/14/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/15/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/16/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/17/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/18/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/19/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/20/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/21/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/22/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/23/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/24/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/25/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/26/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/27/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/28/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/29/2004                                 0.00         0.00            0.00             0.00          15,541,000.00
9/30/2004                                 0.00         0.00            0.00             0.00          15,541,000.00


                                                      Exhibit VII (CONTINUED)


DAY        MAXIMUM SUB NOTE     MINIMUM EQUITY AMOUNT
- ---------  ----------------     ---------------------
 9/1/2004     15,541,000.00             10,617,000.00
 9/2/2004     15,541,000.00             10,617,000.00
 9/3/2004     15,541,000.00             10,617,000.00
 9/4/2004     15,541,000.00             10,617,000.00
 9/5/2004     15,541,000.00             10,617,000.00
 9/6/2004     15,541,000.00             10,617,000.00
 9/7/2004     15,541,000.00             10,617,000.00
 9/8/2004     15,541,000.00             10,617,000.00
 9/9/2004     15,541,000.00             10,617,000.00
9/10/2004     15,541,000.00             10,617,000.00
9/11/2004     15,541,000.00             10,617,000.00
9/12/2004     15,541,000.00             10,617,000.00
9/13/2004     15,541,000.00             10,617,000.00
9/14/2004     15,541,000.00             10,617,000.00
9/15/2004     15,541,000.00             10,617,000.00
9/16/2004     15,541,000.00             10,617,000.00
9/17/2004     15,541,000.00             10,617,000.00
9/18/2004     15,541,000.00             10,617,000.00
9/19/2004     15,541,000.00             10,617,000.00
9/20/2004     15,541,000.00             10,617,000.00
9/21/2004     15,541,000.00             10,617,000.00
9/22/2004     15,541,000.00             10,617,000.00
9/23/2004     15,541,000.00             10,617,000.00
9/24/2004     15,541,000.00             10,617,000.00
9/25/2004     15,541,000.00             10,617,000.00
9/26/2004     15,541,000.00             10,617,000.00
9/27/2004     15,541,000.00             10,617,000.00
9/28/2004     15,541,000.00             10,617,000.00
9/29/2004     15,541,000.00             10,617,000.00
9/30/2004     15,541,000.00             10,617,000.00


                                                           Exhibit VII-1

                                  Exhibit VIII

                       [FORM OF] Periodic Purchase Report]

          For the Calculation Period beginning [DATE] and ending [DATE]

To:  buyer and the agent (AS BUYER's ASSIGNEE)


- -------------------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Balance of all Receivables sold during the period: $_____________                      A
- -------------------------------------------------------------------------------------------------------------------------------
Less:  Aggregate Outstanding Balance of all Receivables sold during      ($____________)                     (B)
such period which were not Eligible Receivables on the date when sold:
- -------------------------------------------------------------------------------------------------------------------------------
Equals:  Aggregate Outstanding Balance of all Eligible Receivables sold                     $___________     =C
during the period (A - B):
- -------------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Balance of all Receivables sold during the period: $_____________                      A
- -------------------------------------------------------------------------------------------------------------------------------
Multiplied by: 1.00 minus the Discount Factor                            ______________                      D
- -------------------------------------------------------------------------------------------------------------------------------
Equals:  Gross Purchase Price during the Period (A x D)                                     $____________    =E
- -------------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------------
Less:  Total Purchase Price Credits arising during the Period:           ($____________)                     (F)
- -------------------------------------------------------------------------------------------------------------------------------
Equals:  Net Purchase Price payable during the Period (E - F):                              $____________    =G
- -------------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------------------
Cash Purchase Price Paid to Originator during the Period:                $_____________                      H
- -------------------------------------------------------------------------------------------------------------------------------
Subordinated Loans made during the Period:                               $_____________                      I
- -------------------------------------------------------------------------------------------------------------------------------
Repayments of Subordinated Loans received during the Period:             $_____________                      J
- -------------------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Balance of Receivables contributed during the      $_____________                      K
Period:
- -------------------------------------------------------------------------------------------------------------------------------
Required Capital Amount, greater of:                                                        $_____________   L
- -------------------------------------------------------------------------------------------------------------------------------
    (i)  3% of the Borrowing Limit                                       $_____________
- -------------------------------------------------------------------------------------------------------------------------------
    (ii)  product of: $_____________ (A) 1.5 times (Default Ratio x
                  Default Horizon Ratio; and
          (B)  aggregate Outstanding Balance of
                 all Receivables [on such date] [at
                 the end of such period]
- -------------------------------------------------------------------------------------------------------------------------------
Capital Amount                                                                                               M
- -------------------------------------------------------------------------------------------------------------------------------

                  [INCLUDE RECONCILIATION OF ALL DAILY PURCHASE
      REPORTS FOR PERIOD COVERED BY PERIODIC PURCHASE REPORT, INCLUDING ALL
              ADJUSTMENTS, IF ANY REQUIRED BY SUCH RECONCILIATION]


                                Exhibit VIII - 1

                                   Schedule A

                       Documents to be Delivered to Buyer
                           on or Prior to the Purchase


           1. Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

           2. Copy of the Credit and Collection Policy to attach to the Receivables Sale Agreement as an Exhibit.

           3. A certificate of Originator's [ASSISTANT] Secretary certifying:

           (a) A copy of the Resolutions of the Board of Directors of Originator, authorizing Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder;

           (b) A copy of the Organizational Documents of Originator (certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of Originator on or within thirty (30) days prior to the Closing Date);

           (c) Good Standing Certificates for Originator issued by the Secretary of State of its jurisdiction of organization and each jurisdiction where it has material operations, each of which is listed below, dated on or within thirty
(30) days prior to the Closing Date;

           Alabama;
           Arizona
           California
           Colorado
           Delaware
           Florida
           Georgia
           Illinois
           Maryland
           Massachusetts
           Minnesota
           New Jersey
           New York
           Oregon
           Pennsylvania
           Texas
           Utah

           (d) The names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder.


                                Exhibit VIII - 2

           4. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator dated on or within thirty (30) days prior to the Closing Date from the following jurisdictions:

           California
           Alabama
           Texas
           Ohio
           Colorado
           Minnesota
           Illinois
           Florida
           Pennsylvania
           Delaware
           Georgia
           New York
           Maryland
           Virginia

           5. Time-stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

           6. Time stamped receipt copies of proper UCC amendment statements necessary to effect the release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Originator, including, without limitation, UCC amendment statements relating to the partial releases by each of Winthrop Resources Corporation and The Retirement Systems of Alabama..

           7. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

           8. A favorable opinion of legal counsel for Originator reasonably acceptable to Buyer (and the Agent, as Buyer's assignee) which addresses the following matters and such other matters as the Agent may reasonably request:

           (a) due authorization, execution, delivery, enforceability and other corporate matters with respect to the Originator;

           (b) the creation of a first-priority perfected security interest in favor of the Buyer (and the Agent, for the benefit of the Secured Parties and its assigns) in (i) all of the Receivables and Related Security and (ii) all proceeds of any of the foregoing;

           (c) the existence of a "true sale" of the Receivables from Originator to the Buyer under this Agreement; and


                                Exhibit VIII - 3

           (d) the inapplicability of the doctrine of substantive consolidation to the Buyer and Originator in connection with any bankruptcy proceeding involving the Buyer or the Originator.

           9. A Compliance Certificate of Originator's [CHIEF FINANCIAL OFFICER] certifying that, as of the Closing Date, no Termination Event or Unmatured Termination Event exists and is continuing.

           10. Executed copies of (i) all consents from and authorizations by any Persons, including without limitation, the consents from The Retirement Systems of Alabama and Congress Financial Corporation and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

           11. Executed copy of the Subordinated Note by Buyer in favor of Originator.

           12. If applicable, a direction letter executed by Originator authorizing Buyer (and the Agent, as its assignee) and directing warehousemen to allow Buyer (and the Agent, as its assignee) to inspect and make copies from Originator's books and records maintained at off-site data processing or storage facilities.

           13. Executed copies of the Partial Release by Winthrop Resources Corporation.

           14. Executed copies of the Partial Release by The Retirement Systems of Alabama.


                                Exhibit VIII - 4